EXHIBIT 99.1

For Immediate Release

Contact:	Glenn P. Muir	Frances Crecco
	Executive Vice President & CFO	Director, Investor Relations
	Hologic, Inc.	Hologic, Inc.
	(781) 999-7300	(781) 999-7377

HOLOGIC ANNOUNCES SECOND QUARTER

FISCAL 2007 OPERATING RESULTS

Revenues and Earnings Increase to Record Highs

BEDFORD, Mass, (May 1, 2007) — Hologic, Inc. (NASDAQ: HOLX), a leading provider of state-of-the-art diagnostic and digital imaging systems directed towards women’s health, today announced its results for the quarter ended March 31, 2007.

Highlights of the quarter include:

•	Record revenues of $181.1 million.

•	Record earnings of $21.6 million.

•	Record 282 Selenia full field digital mammography systems installed and recognized as revenue.

•	Line of credit reduced to zero, cash balance increases to over $50 million.

Second quarter fiscal 2007 revenues totaled $181,086,000, a 79% increase when compared to revenues of $100,985,000 in the second quarter of fiscal 2006. For the second quarter of fiscal 2007, Hologic reported net income of $21,634,000, or $0.40 per diluted share, compared with net income of $11,164,000, or $0.24 per diluted share, in the second quarter of fiscal 2006. The improvement in quarterly earnings primarily reflects the increase in product sales of Selenia® full-field digital mammography systems in the current quarter as compared to the second quarter of fiscal 2006. Included in the current quarter’s results are the operations of (i) AEG Elektrofotografie (“AEG”), acquired on May 2, 2006, (ii) R2 Technology, Inc. (“R2”), acquired on July 13, 2006, and (iii) Suros Surgical Systems, Inc. (“Suros”), acquired on July 27, 2006.

Our non-GAAP adjusted net income for the second quarter of fiscal 2007 increased 108% to $25.5 million compared to our non-GAAP adjusted net income of $12.3 million in the second quarter of fiscal 2006. Our fiscal 2007 second quarter non-GAAP adjusted net income excludes the following:

•	a $3.7 million charge to operating expenses to amortize the intangible assets acquired from AEG, Fischer, R2 and Suros; and

•	a $1.6 million charge for stock-based compensation expense.

Non-GAAP adjusted net income is a non-GAAP financial measure. A reconciliation of this adjusted net income to the Company’s net income for the second quarters of fiscal 2007 and 2006 is set forth in the supplemental disclosure schedule attached to this press release. The Company believes this non-GAAP measure is useful to investors in comparing the results of operations in fiscal 2007 to the comparable period in fiscal 2006 by eliminating certain of the more significant effects of the acquisitions that took place in fiscal 2006, as well as the Company’s adoption of FASB Statement 123R at the beginning of fiscal 2006. Management uses this non-GAAP financial measure for this purpose. When analyzing the Company’s operating performance, investors should not consider this non-GAAP measure as a substitute for net income prepared in accordance with GAAP.

For the six months ended March 31, 2007, revenues increased 82%, to $344,299,000 compared to revenues of $188,941,000 in the six months ended March 25, 2006. For the six months ended March 31, 2007, Hologic recognized net income of $37,720,000, or $0.69 per diluted share, compared with net income of $16,880,000, or $0.36 per diluted share, for the comparable six-month period in fiscal 2006.

During the second quarter, Hologic recognized as revenue the sale of 282 Selenia full-field digital mammography systems. At March 31, 2007, the Company’s backlog for orders of Selenia was 533 systems, and total backlog for all products was $216 million.

“We are pleased with second quarter results and our record of delivering strong performance quarter after quarter,” said Jack Cumming, Chairman and CEO. “Sales of our Selenia mammography systems continue to grow and are expected to contribute significantly in fiscal 2007. In April, we launched Celero, a new Suros handheld vacuum-assisted biopsy device for the ultrasound-guided market replacing older spring loaded core needle devices. We believe the hard work and dedication of our associates worldwide, coupled with our recent acquisitions and recent product launch, will ensure Hologic continues to prosper for many years to come.”

Beginning in fiscal 2006, the Company combined its previously reported mammography and digital detector operating segments to better reflect how the Company views its operations and manages its business. Since fiscal 2006, the primary function of the digital detector business is to support the Company’s mammography product line.

The Company has three reporting segments: Mammography/Breast Care, Osteoporosis Assessment and All Other. The recently acquired AEG operation is included in All Other. The recently acquired R2 and Suros operations are included in Mammography/Breast Care.

Second quarter financial overview by segment:

•	Mammography/Breast Care revenues increased 99% to $144,879,000 for the second quarter of fiscal 2007 from $72,980,000 for the same period in fiscal 2006. This increase was primarily due to continued increasing sales of Selenia and to a lesser extent, the inclusion of the recently acquired Suros and R2 operations. Operating income for this business segment in the second quarter of fiscal 2007 increased to $33,078,000 compared to operating income of $13,268,000 in the second quarter of fiscal 2006. This increase in operating income in the current quarter was primarily due to the significant increase in revenues and the higher gross margins on increasing product sales of Selenia and to a lesser extent, lower cost of CAD in connection with our acquisition of R2. Mammography/Breast Care costs and expenses in the second quarters of fiscal 2007 and 2006 included $1,320,000 and $490,000, respectively, of stock-based compensation.

•	Osteoporosis assessment revenues decreased to $15,992,000 for the second quarter of fiscal 2007 from $21,399,000 for the same period in fiscal 2006. This decrease was primarily due to a reduction in the number of bone densitometry systems sold and a slight shift to lower-end bone densitometry systems with lower average selling prices. Operating income for this business segment in the second quarter of fiscal 2007 was $1,377,000 compared to operating income of $2,855,000 in the second quarter of fiscal 2006 reflecting a shift to more systems with fewer features, lower selling prices and earning lower gross margins which was offset in part by lower operating expenses. Osteoporosis assessment costs and expenses in the second quarters of fiscal 2007 and 2006 included $213,000 and $210,000, respectively, of stock-based compensation.

•	All other revenues, which includes the Company’s AEG, mini C-arm, extremity MRI, conventional general radiography service and digital general radiography systems businesses increased 206% to $20,215,000 for the second quarter of fiscal 2007 from $6,606,000 for the same period in fiscal 2006. The increase in revenues was primarily due to the $13,147,000 of revenues from the AEG businesses acquired on May 2, 2006. Operating income for this business segment in the second quarter of fiscal 2007 was $349,000 compared to operating income of $269,000 in the second quarter of fiscal 2006. Costs and expenses for this business segment in the second quarters of fiscal 2007 and 2006 include $55,000 and $38,000, respectively, of stock-based compensation.

Hologic’s management will host a conference call today at 10:00 a.m. (Eastern) to discuss second quarter fiscal 2007 operating results. Interested participants may listen to the call by dialing 800-819-9193 or 913-981-4911 for international callers and referencing code 2285244 approximately 15 minutes prior to the call. For those unable to participate in the live broadcast, a replay will be available one hour after the call ends through May 4, 2007 at 888-203-1112 or 719-457-0820 for international callers, access code 2285244. The Company will also provide a live webcast of the call on the investor relations page of the Company’s website at www.hologic.com/investor. A replay of the call will also be available on the investor relations page of the Company’s website www.hologic.com/investor shortly after the completion of the live broadcast. A power point presentation related to the conference call will be posted in the investor relations page of the Company’s website at www.hologic.com/investor.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic and medical imaging systems dedicated to serving the healthcare needs of women, and a leading developer of innovative imaging technology for digital radiography and breast imaging. Hologic’s core business units are focused on mammography and breast biopsy, osteoporosis assessment, and mini C-arm and extremity MRI imaging for orthopedic applications. For more information visit www.hologic.com.

Forward Looking Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements regarding the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding: the Company’s backlog and any implication that the Company’s backlog may be indicative of future sales; the Company’s and its management’s expectations regarding future growth and its anticipation of continued success. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

The Company’s backlog consists of purchase orders for which delivery is scheduled within the next twelve months, as specified by the customer. In certain circumstances, orders included in backlog may be canceled or rescheduled by customers without significant penalty. Therefore, backlog as of any particular date should not be relied upon as indicative of the Company’s net revenues for any future period.

Hologic has recently acquired AEG Elektrofotografie, R2 Technologies and Suros Surgical Systems. Risks and uncertainties relating to these acquisitions could cause actual results to materially differ from those contemplated by the forward-looking statements. Such risks and uncertainties include, without limitation: the ability of Hologic to successfully integrate acquired businesses, which may result in the combined companies not operating as effectively and efficiently as expected; the ability and time it may take to achieve the expected synergies from its acquisitions; the risk that the Company may incur unexpected costs or liabilities in connection with an acquisition; the risk that the combined companies may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors; risks associated with international operations, particularly in respect of the acquisition of AEG, which has headquarters in Germany and operates a manufacturing facility in China; financing risks associated with the acquisitions, including risks relating to the Company’s obligation to meet financial covenants and payment obligations under bank or other financing obtained to fund the Company’s earn-out obligations under the Suros acquisition.

Other risks and uncertainties that could adversely affect the Company’s business and prospects include without limitation: manufacturing risks that may limit the Company’s ability to increase commercial production of the Selenia and other of its digital products, including the Company’s reliance on a single source of supply for some key components of its products as well as the need to comply with especially high standards for those components and in the manufacture of digital X-ray products in general; uncertainties inherent in the development of new products and the enhancement of existing products, including technical and regulatory risks, cost overruns and delays; the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; the ability of the Company’s sales force to successfully service its product offerings; the Company’s ability to successfully manage current or future acquisitions, alliances or joint ventures; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for digital mammography products; expenses and uncertainties relating to litigation;, risks relating to compliance with financial covenants under the Company’s credit facility and leases; technical innovations that could render products marketed or under development by the Company obsolete; competition; and reimbursement policies for the use of the Company’s products and products under development. Other factors that could adversely affect the Company’s business and prospects are described in the Company’s filings with the Securities and Exchange Commission. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

HOLOGIC, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

ASSETS

	March 31, 2007	September 30, 2006
CURRENT ASSETS:
Cash and cash equivalents	$54,501	$29,923
Accounts receivable, net	117,868	108,566
Inventories	92,410	93,477
Deferred income tax assets	32,887	50,944
Prepaid expenses and other current assets	11,581	7,112

Total current assets	309,247	290,022

Property and equipment, net	63,868	61,723
Intangible assets, net	149,779	158,161
Goodwill, net	341,710	341,994
Other assets, net	6,903	4,305

	$871,507	$856,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
	March 31, 2007	September 30, 2006
CURRENT LIABILITIES:
Line of credit	$—	$55,000
Current portion of notes payable	1,830	2,921
Accounts payable	35,019	26,443
Accrued expenses	64,162	59,012
Deferred revenue	34,959	30,903

Total current liabilities	135,970	174,279

Note payable, net of current portion	7,022	6,163
Deferred income tax liabilities	59,941	60,858
Deferred revenue	6,794	6,630
Other long term liabilities.	3,523	2,525

Total long term liabilities	77,280	76,176

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value – Authorized—90,000 shares Issued – 53,835 and 52,645 shares, respectively	538	526
Capital in excess of par value	546,057	532,255
Retained earnings	111,595	73,875
Accumulated other comprehensive income (loss)	531	(442)
Treasury stock, 90 shares at cost	(464)	(464)

Total stockholders’ equity	658,257	605,750

	$871,507	$856,205

HOLOGIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2007	March 25, 2006	March 31, 2007	March 25, 2006
REVENUES	$181,086	$100,985	$344,299	$188,941

COSTS AND EXPENSES (1):
Cost of revenues	94,929	57,864	180,715	108,837
Cost of revenues – amortization of intangible assets	2,609	692	5,680	1,384
Research and development	10,991	6,322	21,807	11,829
Selling and marketing	19,710	10,908	40,593	21,886
General and administrative	16,689	8,642	31,420	16,277
Amortization of acquired intangible assets	1,354	165	2,762	330
Charge for in-process research and development	—	—	—	4,200

	146,282	84,593	282,977	164,743

Income from operations	34,804	16,392	61,322	24,198

Interest income	516	978	777	2,273

Interest and other income (expense), net	(1,036)	44	(1,879)	9

Income before provision for income taxes	34,284	17,414	60,220	26,480

Provision for income taxes	12,650	6,250	22,500	9,600

Net income	$21,634	$11,164	$37,720	$16,880

Net income per common and common equivalent share:
Basic	$0.41	$0.25	$0.71	$0.38

Diluted	$0.40	$0.24	$0.69	$0.36

Weighted average number of common shares outstanding:
Basic	53,310	45,189	52,963	44,770

Diluted	54,763	47,345	54,578	47,073

(1) Stock-based Compensation included in Costs and Expenses:
Cost of revenues	$192	$98	$365	$184
Research and development	195	97	405	193
Selling and marketing	198	76	342	148
General and administrative	1,003	467	1,992	880

	$1,588	$738	$3,104	$1,405

HOLOGIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2007				Three months Ended March 25, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
REVENUES	$181,086	—		$181,086	$100,985	—		$100,985

COSTS AND EXPENSES:
Cost of revenues	94,929	(192	)(1)	94,737	57,864	(98	)(1)	57,766
Cost of revenues – amortization of intangible assets	2,609	(2,381	)(2)	228	692	(464	)(2)	228
Research and development	10,991	(195	)(1)	10,796	6,322	(97	)(1)	6,225
Selling and marketing	19,710	(198	)(1)	19,512	10,908	(76	)(1)	10,832
General and administrative	16,689	(1,003	)(1)	15,686	8,642	(467	)(1)	8,175
Amortization of acquired intangible assets	1,354	(1,354	)(2)	—	165	(165	)(2)	—
Charge for in-process research and development	—	—		—	—	—		—

	146,282	(5,323)		140,959	84,593	(1,367)		83,226

Income from operations	34,804	5,323		40,127	16,392	1,367		17,759
Interest income	516	—		516	978	—		978
Interest and other income (expense), net	(1,036)	—		(1,036)	44	—		44

Income before provision for income taxes	34,284	5,323		39,607	17,414	1,367		18,781
Provision for income taxes	12,650	(1,419	)(3)	14,069	6,250	(239	)(3)	6,489

Net income	$21,634	$3,904		$25,538	$11,164	$1,128		$12,292

The Company has provided net income on a non-GAAP basis for the second quarter of fiscal 2007 and 2006 excluding acquisition related charges and stock compensation expense. A reconciliation of this non-GAAP financial measure to the Company’s net income for the second quarter of fiscal 2007 and 2006 is set forth in the supplemental schedule above. The Company believes that this non-GAAP measure is useful to investors in comparing the results of operations in the second quarter of fiscal 2007 to the comparable period in fiscal 2006 by eliminating certain of the more significant effects of the acquisitions that took place in fiscal 2006, as well as the Company’s adoption of FASB Statement 123R at the beginning of fiscal 2006. Management uses this non-GAAP financial measure for this purpose. When analyzing the Company’s operating performance, investors should not consider this non-GAAP measure as a substitute for net income prepared in accordance with GAAP.

(1)	To exclude the impact of stock based compensation expense in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R. Effective September 25, 2005, Hologic adopted SFAS No. 123R and elected not to apply this new accounting standard to its prior years’ financial statements. For the three months ended March 31, 2007 and March 25, 2006, the total pre-tax expense for all stock based compensation expense in accordance with SFAS No. 123R was $1,588 and $738 respectively.

(2)	To exclude the ongoing, non-cash amortization of the intangible assets acquired during fiscal 2006.

(3)	To reflect the tax effect of adjustment (2) above.